Exhibit 10.1

AUTODESK, INC.

2008 EMPLOYEE STOCK PLAN

NONSTATUTORY STOCK OPTION AGREEMENT

Autodesk Inc., a Delaware corporation (the “Company”), has granted to the Participant named on the Notice of Grant of Stock Options (the “Notice of Grant”) which is attached hereto an option (the “Option”) to purchase that number of Shares set forth on the Notice of Grant at the exercise price per Share set forth on the Notice of Grant (the “Exercise Price”), subject to all of the terms, definitions and provisions in this Agreement and the Company’s stock option plan stated in the Notice of Grant (as applicable, the “Plan”), which is incorporated herein by reference. Subject to Section 14(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. The terms defined in the Plan shall have the same defined meanings in this Agreement.

1. Nature of Option. Each Option granted under this Agreement shall be a Nonstatutory Stock Option (“NSO”).

2. Vesting Schedule. Except as provided in Section 3, the Option awarded by this Agreement shall vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition shall not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant shall have been continuously an Employee from the Date of Grant until the date such vesting occurs.

3. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option shall be considered as having vested as of the date specified by the Administrator.

4. Exercise of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

This Option shall be exercisable in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan (the “Exercise Notice”). Such Exercise Notice shall be properly completed and delivered in such manner as the Administrator may determine (including electronically). Payment of the Exercise Price may only be made in such manner as described below, and if appropriate, shall accompany the written notice. This Option shall be deemed to be exercised upon receipt by the Company (or its designated representative) of the Exercise Notice and completion of payment of the Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Participant on the date the Option is exercised with respect to such Exercised Shares. This Option may not be exercised for a fraction of a share.

5. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a) cash;

(b) check;

(c) delivery of a properly executed Exercise Notice together with irrevocable instructions to an agent of the Company to sell the Shares and promptly deliver to the Company that portion of the sale proceeds required to pay the Exercise Price (and any applicable withholding taxes).

6. Termination Period. If the Participant ceases to be an Employee, including as a result of his or her Disability, he or she may, but only within twelve (12) months after the date Participant ceases to be an Employee, exercise this Option to the extent that he or she was entitled to exercise it as of the date of such cessation; provided, however, that in the event that Participant is terminated for Cause (as defined below), then he or she may only so exercise this Option within three (3) months after the date Participant ceases to be an Employee. To the extent he or she was not entitled to exercise this Option as of the date of such cessation, or if he or she does not exercise the Option within the time specified herein, the Option shall terminate. For purposes of this Section 6, “Cause” shall have the meaning set forth either (i) in the Participant’s employment agreement with the Company, if any, or (ii) if the Participant has no such employment agreement with the Company, in the current version of the Company’s Executive Change in Control Program, in effect on the date of grant set forth in the Notice of Grant.

Notwithstanding the foregoing, if, the Participant accepts employment with a Competitor (as defined below) prior to the date Participant terminates employment with the Company, as determined by the Company in its sole discretion, the Participant may only exercise this Option within three (3) months after the date Participant ceases to be an Employee of the Company. In such case, the Company will notify Participant of the reduction in post-termination exercise period applicable to this Option and if no notice is provided by the Company during the three (3) month period following the date the Participant ceases to be an Employee, the post-termination exercise period for this Option will be determined based on the provisions of this Section 6 without regard to this paragraph. For purposes of this Section 6, “Competitor” shall mean the list of competitors as set forth on page 10 of the Company’s Form 10-K for the fiscal year ended January 31, 2008 that was filed with the Securities Exchange Commission on March 28, 2008.

In the event of the death of the Participant during the term of this Option and while an Employee, the Option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable, and may be exercised, at any time within twelve (12) months following the date of death, by Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance.

Notwithstanding the foregoing, in no event may this Option be exercised after the Expiration Date as provided above and may be subject to earlier termination as provided in Section 13(c) of the Plan.

7. Withholding Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares shall be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) shall have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. To the extent determined appropriate by the Company in its discretion, it shall have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

8. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant shall have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9. No Guarantee of Continued Employment. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.

10. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at Autodesk, Inc., 111 McInnis Parkway, San Rafael, CA 94903, or at such other address as the Company may hereafter designate in writing.

11. Grant is Not Transferable. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

12. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13. Additional Conditions to Issuance of Stock. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance shall not occur unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

14. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms used and not defined in this Agreement shall have the meaning set forth in the Plan.

15. Administrator Authority. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. The Administrator shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement. The Administrator shall, in its absolute discretion, determine when such conditions have been fulfilled.

16. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future Options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

18. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

19. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

20. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

21. Governing Law. This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Marin County, California, or the federal courts for the United States for the District of Northern California, and no other courts, where this Option is made and/or to be performed.